Exhibit 99.1

Windstream completes acquisition of Broadview Networks

Release date: July 28, 2017

LITTLE ROCK, Ark. - Windstream Holdings, Inc. (NASDAQ: WIN) announced today that it has completed its acquisition of Broadview Networks Holdings, Inc. Windstream announced the $227.5 million all-cash transaction on April 13, 2017.

“The addition of Broadview advances our strategy to differentiate ourselves by delivering a truly superior customer experience using disruptive technologies,” said Tony Thomas, president and chief executive officer of Windstream. “Broadview’s innovative, award-winning unified communications solution, OfficeSuite®, perfectly complements Windstream’s SD-WAN offering. Both are highly scalable, easy to customize and less expensive to deploy than traditional solutions. We will move quickly to sell the combined solution across our national footprint.”

Windstream also announced that Brian Crotty, chief operating officer of Broadview, has been named president of the mid-market and small business division.

“Brian has extensive experience successfully executing strategies to move business customers from legacy telecom services to higher margin cloud-based solutions. He is an effective leader and the right choice to drive this strategy at Windstream and lead this business unit, which will have annual revenues of approximately $1 billion,” Thomas said.

Other senior Broadview leaders joining Windstream are:

•	Mario Deriggi, senior vice president of sales;

•	Stephen Farkouh, senior vice president of cloud technology and platform development;

•	Sanjay Patel, vice president of platform development; and

•	Tim Bell, vice president of integration management and Broadview operations.

Windstream expects to realize approximately $30 million in annual operating synergies within two years. The transaction also will improve Windstream’s balance sheet by reducing leverage through the realization of synergies and will be accretive to free cash flow in the first year.

About Windstream

Windstream Holdings, Inc. (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, businesses, enterprise organizations and wholesale customers across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to small business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber network spanning approximately 150,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Cautionary Statement Regarding Forward-Looking Statements

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast" and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, expectations regarding the overall business outlook and strategy of the combined company, including our strategy to differentiate our business and service offerings through disruptive, next generation technologies; expectations regarding sales opportunities for Broadview’s OfficeSuite®; statements regarding moving business customers to higher margin cloud-based solutions; revenue expectations for our consumer and small business segment for our competitive local exchange service area; and statements concerning the anticipated benefits of the transaction with Broadview, including future financial and operating results; benefits to free cash flow and net leverage, projected synergies in operating and capital expenditures and the timing of achieving those synergies, and overall benefits to our customers, along with expectations and intentions and other statements that are not historical facts. These statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties that the cost savings and anticipated synergies from the Broadview transaction may not be fully realized or may take longer to realize than expected; the risk that the businesses will not be integrated successfully; disruption from the merger and integration efforts making it more difficult to maintain relationships with customers, employees or suppliers; changes in our capital allocation strategy; the diversion of management and key personnel time on integration; further adverse changes in economic conditions in markets served by the combined company; the impact of new, emerging or competing technologies and our ability to utilize these technologies to provide services to our customers; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Chris King, 704-319-1025
christopher.c.king@windstream.com